EXHIBIT 12.1

Certifications Required by Section 906
of the Sarbanes-Oxley Act of 2002

The undersigned hereby certify, each to his knowledge, that the Annual Report on Form 20-F of Paramount Energy Trust (the “Trust”) for the year ended December 31, 2002, (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained therein fairly presents, in all material respects, the financial condition and results of operations of the Trust as of and for the periods presented.

Dated: June 27, 2003

/s/Clayton H. Riddell	/s/Cameron R. Sebastian
Clayton H. Riddell	Cameron R. Sebastian
Chairman of the Board and	Vice-President, Finance and
Chief Executive Officer	Chief Financial Officer